UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 6, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement.

Pursuant to an agreement, dated September 6, 2005 (the “Agreement”), Arch Capital Group Ltd. (the “Company”) and Robert Clements, former Chairman of the Board of Directors of the Company, terminated all consulting and related payment obligations under the Consulting Agreement, dated as of March 17, 2005 (the “Consulting Agreement”), between the Company and Mr. Clements, which had a term extending through December 31, 2009.  Pursuant to the Agreement, the Company made payments to, and on behalf of, Mr. Clements in the aggregate amount of $1,404,584.

The Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 1.02       Termination of a Material Definitive Agreement.

Please refer to Item 1.01.

ITEM 9.01       Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, dated September 6, 2005, between the Company and Robert Clements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: September 9, 2005	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, dated September 6, 2005, between the Company and Robert Clements